                                                                EXHIBIT 10(B)(2)


                       AMENDED AND RESTATED LOAN AGREEMENT


                                 By and Between

                          THE COLONIAL BANCGROUP, INC.,
                             a Delaware corporation
                                (the "Borrower")
                                       and



              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION
                      F/K/A SUN BANK, NATIONAL ASSOCIATION,
                         a national banking association
                                  (the "Bank")



                                 December , 1996

         TABLE OF CONTENTS


(The Table of Contents for this Amended and Restated Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Amended and Restated Loan Agreement.)

                                                                                   Page
---------------------------------------------------------------------------------  ----
ARTICLE ONE DEFINITIONS AND ACCOUNTING TERMS                                         1
         SECTION 1.01  Definitions                                                   1
                  "Advance"                                                          1
                  "Agreement"                                                        2
                  "Average Total Assets"                                             2
                  "Banking Day"                                                      2
                  "Borrower's Loan Certificate"                                      2
                  "Collateral"                                                       2
                  "Day"                                                              2
                  "Default"                                                          2
                  "Default Rate"                                                     2
                  "Dollars"                                                          2
                  "Due Date"                                                         2
                  "Events of Default"                                                2
                  "GAAP"                                                             2
                  "IRS Code"                                                         2
                  "Initial Advance"                                                  2
                  "Initial Advance Date"                                             2
                  "Interest Period"                                                  2
                  "Interest Rate" or "Interest Rates"                                3
                  "Interest Rate Determination Date"                                 3
                  "Liabilities"                                                      3
                  "LIBOR"                                                            3
                  "LIBOR Loan"                                                       3
                  "Loan" or "Loans"                                                  3
                  "Loan Documents"                                                   3
                  "Margin Securities"                                                3
                  "Maturity Date"                                                    3
                  "Net Income"                                                       3
                  "Net Loans"                                                        3
                  "Non-Accrual Loans"                                                3
                  "Non-Performing Assets"                                            3
                  "Non-Performing Assets to Net Loans Ratio"                         4
                  "Note" or "Notes"                                                  4
                  "Obligations"                                                      4
                  "Officer's Certificate"                                            4
                  "Opinion"                                                          4
                  "Other Real Estate"                                                4
                  "Person"                                                           4
                  "Places of Business"                                               4
                  "Pledge Agreement"                                                 4
                  "Primary Capital"                                                  4
                  "Primary Capital to Total Assets Ratio"                            4
                  "Prime Loan"                                                       5
                  "Prime Rate"                                                       5

                  "Principal Place of Business"                                      5
                  "Restructured Loans"                                               5
                  "Return on Assets Ratio"                                           5
                  "Revolving Loan"                                                   5
                  "Revolving Period"                                                 5
                  "Subsequent Advances"                                              5
                  "Subsidiary" or "Subsidiaries"                                     5
                  "Term Loan"                                                        5
                  "Term Note"                                                        6
                  "Treasury Loan"                                                    6
                  "Treasury Rate"                                                    6
                  "UCC"                                                              6
         SECTION 1.02  Accounting Terms; Testing of Financial Ratios.                6
         SECTION 1.03 Subsidiary Compliance.                                         6

ARTICLE TWO AMOUNTS AND TERMS OF THE LOANS                                           6
         SECTION 2.01 (a)  Revolving Loan                                            6
                  (b)      Term Loan                                                 7
         SECTION 2.02  Advances; Interest Rate Selection                             7
         SECTION 2.03  Interest on The Notes                                         8
         SECTION 2.04  Restriction on Prepayment                                     8
         SECTION 2.05  Calculation of Interest.                                      9
         SECTION 2.06  Place of Payment.                                             9
         SECTION 2.07  Set-off.                                                      9
         SECTION 2.08  Payment of Notes.                                             9
         SECTION 2.09  Application of Payments.                                     10

ARTICLE THREE REPRESENTATIONS AND WARRANTIES                                        10
         SECTION 3.01  Organization; Corporate Powers; Etc.                         10
         SECTION 3.02  Authorization of Loans; Etc.                                 10
         SECTION 3.03  Conflicting Agreements and Other Matters.                    11
         SECTION 3.04  Financial Statements.                                        11
         SECTION 3.05  Changes in Financial Conditions; Adverse Developments.       11
         SECTION 3.06  Tax Returns and Payments.                                    11
         SECTION 3.07  Agreements.                                                  12
         SECTION 3.08  Title to Properties and Assets; Liens; Etc.                  12
         SECTION 3.09  Securities Acts.                                             12
         SECTION 3.10  Regulation G; Etc.                                           12
         SECTION 3.11  Litigation; Etc.                                             13
         SECTION 3.12  Regulation U                                                 13
         SECTION 3.13  Patents; Trademarks; Franchises; Etc.                        13
         SECTION 3.14  Governmental Consent.                                        13
         SECTION 3.15  Holding Company Status.                                      13
         SECTION 3.16  Investment Company Status.                                   13
         SECTION 3.17  Outstanding Debt.                                            14
         SECTION 3.18  Consents and Approvals.                                      14
         SECTION 3.19  Places of Business.                                          14
         SECTION 3.20  Priority of Security Interest.                               14

ARTICLE FOUR COVENANTS OF THE BORROWER                                              14
         SECTION 4.01  Affirmative Covenants.                                       14
                  (a)  Accounting: Financial Statements; Etc.                       14
                  (b)  Inspection.                                                  15
                  (c)  Maintenance of Corporate Existence; Compliance with Laws.    15

                  (d)  Notice of Default                                            15
                  (e)  Maintenance of Properties                                    15
                  (f)  Notice of Suit; Proceedings; Adverse Change.                 16
                  (g)  Insurance                                                    16
                  (h)  Debts and Taxes and Liabilities                              16
                  (i)  Notification of Change of Name or Business Location.         16
                  (j)  Further Assurances; Additional Collateral Documents.         16
                  (k)  Financial Covenants                                          17
                  (l)  Use of Proceeds                                              17
         SECTION 4.02  Negative Covenants                                           17
                  (a)  Sale of Assets                                               17
                  (b)  Acquisition or Mergers                                       17
                  (c)  Fiscal Year                                                  17
                  (d)  Changes in Business                                          17
                  (e)  Other Agreements                                             18
                  (f)  Additional Indebtedness                                      18

ARTICLE FIVE CONDITIONS OF LENDING                                                  18
         SECTION 5.01  Representations and Warranties                               18
         SECTION 5.02  No Default                                                   18
         SECTION 5.03  Loan Documents                                               18
         SECTION 5.04  Supporting Documents                                         18
         SECTION 5.05  Loans Permitted by Applicable Laws                           19
         SECTION 5.06  Proceedings                                                  19

ARTICLE SIX EVENTS OF DEFAULT                                                       19
         SECTION 6.01  Events of Default                                            19
                  (a)  Monetary Default                                             19
                  (b)  Non-Monetary Default                                         19
                  (c)  Third Party Default                                          20
                  (d)  False Representation                                         20
                  (e)  Bankruptcy or Insolvency                                     20
                  (f)  Dissolution                                                  20
                  (g)  Fraudulent Conveyance                                        20
                  (h)  Pledge Agreement                                             20
                  (i)  Affiliate or Subsidiary Default                              20

ARTICLE SEVEN RIGHTS UPON DEFAULT                                                   21
         SECTION 7.01  Acceleration                                                 21
         SECTION 7.02  Right of Setoff                                              21
         SECTION 7.03  Other Rights                                                 21
         SECTION 7.04  Uniform Commercial Code                                      21

ARTICLE EIGHT MISCELLANEOUS                                                         21
         SECTION 8.01  No Waiver; Cumulative Remedies                               21
         SECTION 8.02  Amendments; Etc                                              21
         SECTION 8.03  Addresses for Notices; Etc                                   21
         SECTION 8.04  Applicable Law                                               22
         SECTION 8.05  Survival of Representations and Warranties.                  22
         SECTION 8.06  Time of the Essence                                          22
         SECTION 8.07  Headings                                                     22
         SECTION 8.08  Severability                                                 22
         SECTION 8.09  Counterparts                                                 23
         SECTION 8.10  Conflict                                                     23

         SECTION 8.11  Term.                                                         23
         SECTION 8.12  Expenses.                                                     23
         SECTION 8.13  Successors and Assigns.                                       23
         SECTION 8.14  No Third Party Beneficiaries.                                 23
         SECTION 8.15  Venue                                                         23
         SECTION 8.16  WAIVER OF JURY TRIAL                                          24
         SECTION 8.17  Entire Agreement.                                             24

SIGNATURES AND SEALS

EXHIBIT "A"   -            List of Places of Business
EXHIBIT "B"   -            List of Representatives of Borrower
EXHIBIT "C"   -            List of Subsidiaries

                       AMENDED AND RESTATED LOAN AGREEMENT


         THIS AMENDED AND RESTATED LOAN AGREEMENT made and entered into this ____ day of December, 1996 by and between:

                  THE COLONIAL BANCGROUP, INC., a Delaware corporation, with its corporate offices located at 250 Commerce Street, 2nd Floor, Montgomery, Alabama 36104, (hereinafter referred to as the "Borrower");

                                       and

                  SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION F/K/A SUN BANK, NATIONAL ASSOCIATION, a national banking association, 200 South Orange Avenue, Orlando, Florida 32801 (hereinafter referred to as the "Bank").

                              W I T N E S S E T H:

         WHEREAS, the Bank previously extended to the Borrower (i) a revolving line of credit loan up to the maximum principal amount of $15,000,000.00 pursuant to the terms of that certain Loan Agreement dated as of August 29, 1995 and (ii) a term loan up to the maximum principal amount of $15,000,000.00 pursuant to the terms of that certain Loan Agreement dated as of August 6, 1993; and

         WHEREAS, the Borrower has requested the Bank to renew and increase said revolving line of credit loan up to the maximum principal amount of $35,000,000.00 and to renew and increase said term loan up to the maximum principal amount of $15,500,000.00; and

         WHEREAS, the Bank is willing to extend and increase such loans upon the terms and conditions set forth in this Agreement and the Bank and the Borrower have agreed to amend and restate each of the Loan Agreements noted above.

         NOW, THEREFORE, for and in consideration of the above premises and the mutual covenants and agreements contained herein, the Borrower and the Bank agree as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified in this Section
1.01 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ADVANCE" shall mean individually and collectively the proceeds of the Revolving Loan delivered to the Borrower by the Bank pursuant to Section 2.02 hereof.
         "AGREEMENT" shall mean this Amended and Restated Loan Agreement as originally executed by the parties hereto and all permitted supplements, amendments, modifications and restatements hereof.

         "AVERAGE TOTAL ASSETS" shall mean twenty-five percent (25.0%) of the aggregate sum of the Borrower's consolidated total assets as indicated on the Borrower's four (4) most recent quarterly financial statements submitted pursuant to Section 4.01 (a) (i) hereof.

         "BANKING DAY" shall mean that part of any day for dealings by and between banks, excluding Saturday,

Sunday or a day in which commercial banks are authorized to close under the laws of the State of Florida.

         "BORROWER'S LOAN CERTIFICATE" shall mean the Certificate of the Secretary or Assistant Secretary of the Borrower referred to in and required by
Section 5.04(a) of this Agreement.

         "COLLATERAL" shall mean one hundred percent (100%) of the issued and outstanding shares of common stock of all present and future Subsidiaries of the Borrower.

         "DAY" shall mean a calendar day, unless the context indicates otherwise.

         "DEFAULT" shall mean any event or condition which with the passage of time or giving of notice, or both, would constitute an Event of Default.

         "DEFAULT RATE" shall mean (i) twenty five percent (25%) per annum or
(ii) the highest rate of interest permitted from time to time by applicable law, whichever is less.

         "DOLLARS" shall mean lawful money of the United States of America.

         "DUE DATE" shall mean the date any payment of principal or interest is due and payable on the Loans or the Notes.

         "EVENTS OF DEFAULT" shall mean the events of default specified in Article Six of this Agreement and each of the Events of Default shall be an "Event of Default".

         "GAAP" shall mean generally accepted accounting principles consistently applied to the particular item.

         "IRS CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "INITIAL ADVANCE" shall mean the initial delivery of a portion of the proceeds of the Revolving Loan pursuant to the terms hereof.

         "INITIAL ADVANCE DATE" shall mean the date of this Agreement.

         "INTEREST PERIOD" shall mean any interest period applicable to a particular Advance on a Loan which, in the case of a Prime Loan, shall be thirty
(30) days, and, in the case of either a LIBOR Loan or Fixed Rate Loan, shall be determined in accordance with Section 2.02 hereof.

         "INTEREST RATE" OR "INTEREST RATES" shall mean the fluctuating interest rate(s) applicable to the Loans, which shall equal either (i) LIBOR plus one hundred fifty (150) basis points or (ii) Prime Rate or (iii) the Treasury Rate plus one hundred fifty (150) basis points; provided, however, the Interest Rate shall never exceed the maximum rate allowable by law.

         "INTEREST RATE DETERMINATION DATE" shall mean each date for calculating LIBOR, the Prime Rate or the Treasury Rate, as the case may be, for the purpose of determining the Interest Rate with respect to a particular Interest Period which date shall be the fifth (5th) Banking Day prior to the first day of the related Interest Period in the case of a borrowing which is a Prime Loan, LIBOR Loan or Treasury Rate Loan.

         "LIABILITIES" shall mean all of the liabilities and obligations of the Borrower all determined in accordance with GAAP.

         "LIBOR" shall mean, with respect to any Interest Period, the interest rate in effect on the applicable Interest Rate Determination Date for the applicable Interest Period as published from time to time in Telerate or such other publication as may be designated by the Bank from time to time.

         "LIBOR LOAN" shall mean that portion of a Loan bearing interest based upon LIBOR.

         "LOAN" OR "LOANS" shall mean the Revolving Loan and the Term Loan.

         "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Pledge Agreement, and all of the other documents, agreements, certificates, schedules, notes, statements, financing statements and opinions, however described, referenced herein or executed or delivered pursuant hereto or in connection with or arising with the Loans or the transactions contemplated by this Agreement.

         "MARGIN SECURITIES" shall mean any "margin securities" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207).

         "MATURITY DATE" shall mean the earlier of an Event of Default or October 30, 2001.

         "NET INCOME" shall mean, for any period, the aggregate of the net income of the Borrower, determined in accordance with GAAP.

         "NET LOANS" shall mean the sum of the Borrower's (i) total loans less unearned income (ii) Other Real Estate plus (iii) repossessions less (iv) mortgages held for sale in the ordinary course of business.

         "NON-ACCRUAL LOANS" shall mean loans extended by the Borrower or its Subsidiaries in which the accrual of interest has been discontinued due to a deterioration in the financial condition of any borrower.

         "NON-PERFORMING ASSETS" shall mean the sum of the Borrower's and its Subsidiaries' (i) Non-Accrual Loans (ii) Other Real Estate (iii) Restructured Loans and (iv) repossessions.

         "NON-PERFORMING ASSETS TO NET LOANS RATIO" shall mean the ratio of the Borrower's and its Subsidiaries' Non-Performing Assets to its Net Loans determined quarterly at the end of each fiscal quarter of the Borrower on a rolling four quarters basis by averaging each such ratio for the most recently ended fiscal quarter and the three fiscal quarters immediately preceding the most recently ended fiscal quarter.

         "NOTE" OR "NOTES" shall mean the Revolving Note and/or the Term Note, as the context may require.

         "OBLIGATIONS", with respect to the Borrower, shall mean, individually and collectively, the payment and performance duties, obligations and liabilities of the Borrower to the Bank, evidenced by the Notes, together with all accrued but unpaid interest thereon, and all other payment and performance duties, obligations and liabilities of the Borrower to the Bank, however and whenever incurred, acquired or evidenced, whether primary or secondary, direct or indirect, absolute or contingent, sole or joint and several, or due or to become due, including, without limitation, all such duties, obligations and liabilities of the Borrower to the Bank, under and pursuant to this Agreement, the Notes and the Pledge Agreement and all renewals, modifications or extensions of any thereof.

         "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of Borrower, by its President, one of its Vice Presidents, or its Treasurer.

         "OPINION" shall mean the legal opinion of counsel to the Borrower, in form and substance acceptable to the Bank.

         "OTHER REAL ESTATE" shall mean the real estate acquired by the Borrower or any of the Subsidiaries as a result of the deterioration of the financial condition of any borrower.

         "PERSON" shall mean any individual, joint venturer, partnership, firm, corporation, trust, unincorporated organization or other organization or entity, or a governmental body or any department or agency thereof, and shall include both the singular and the plural.

         "PLACES OF BUSINESS" shall mean any location in which the Borrower undertakes its business, all as set forth in Exhibit "A" attached hereto.

         "PLEDGE AGREEMENT" shall mean the amended and restated pledge agreement of the Borrower pledging and granting a security interest to the Bank in the Collateral, in form and substance acceptable to the Bank, and all supplements and amendments thereto and modifications and restatements thereof.

         "PRIMARY CAPITAL" shall mean the sum of the Borrower's and its Subsidiaries' (i) total equity capital (ii) allowance for loan and lease losses and (iii) minority interest in consolidated Subsidiaries.

         "PRIMARY CAPITAL TO TOTAL ASSETS RATIO" shall mean the ratio of the Borrower's Primary Capital to its total assets determined quarterly at the end of each fiscal quarter of the Borrower on a rolling four quarters basis by averaging each such ratio for the most recently ended fiscal quarter and the three fiscal quarters immediately preceding the most recently ended fiscal quarter.

         "PRIME LOAN" shall mean that portion of a Loan bearing interest based upon the Prime Rate.

         "PRIME RATE" shall mean the floating interest rate announced by SunTrust Banks, Inc., from time to time, as the prime rate (which interest rate is only a bench mark, is purely discretionary and is not necessarily the best or lowest interest rate charged borrowing customers of any subsidiary bank of SunTrust Banks, Inc.), with any change in the Prime Rate to be effective at 12:01 A.M. on the day any such change in the Prime Rate is announced by SunTrust Banks, Inc.

         "PRINCIPAL PLACE OF BUSINESS" shall mean the principal place of business and the headquarters of the Borrower at which all of its records are kept, currently at the address set forth in the preamble to this Agreement.

         "RESTRUCTURED LOANS" shall mean loans extended by the Borrower or its Subsidiaries that have been restructured to provide a reduction or deferral of interest or principal because of a deterioration in the financial condition of any borrower.

         "RETURN ON ASSETS RATIO" shall mean the ratio of the Borrower's net income for the current quarter and preceding three quarters to its average total assets determined quarterly at the end of each fiscal quarter of the Borrower on a rolling four quarters basis by averaging each such ratio for the most recently ended fiscal quarter and the three fiscal quarters immediately preceding the most recently ended fiscal quarter.

         "REVOLVING LOAN" shall mean the loan or loans up to but not exceeding the principal amount of $35,000,000.00 made to the Borrower by the Bank pursuant to and in accordance with the terms of this Agreement.

         "REVOLVING NOTE" shall mean the Borrower's promissory note or notes evidencing the Revolving Loan, in form acceptable to the Bank, and any and all allonges thereto, and any and all extensions, renewals or modifications thereof.

         "REVOLVING PERIOD" shall mean the period during the term of the Revolving Loan, commencing on the date hereof and ending on the occurrence of
(i) an Event of Default or (ii) October 30, 1998 or (iii) such later date as the Bank may in its absolute discretion agree to in writing, whichever first occurs.

         "SUBSEQUENT ADVANCES" with respect to the Borrower, shall mean individually and collectively all Advances hereunder after the Initial Advance.

         "SUBSIDIARY" OR "SUBSIDIARIES" shall mean, individually or collectively, as the context may require, any national or state banking association, corporation or other entity whose assets and income are at any time includible in the financial statements of the Borrower in accordance with GAAP, and shall include subsidiaries of a Subsidiary.

         "TERM LOAN" shall mean the term loan extended by the Bank to the Borrower in the original principal amount of $15,500,000.00.

         "TERM NOTE" shall mean the note or notes evidencing the Term Loan together with any and all amendments, modifications, supplements or renewals thereto or thereof.

         "TREASURY LOAN" shall mean that portion of a Loan bearing interest based upon the Treasury Rate.

         "TREASURY RATE" shall mean the annual yield on the highest yielding United States Treasury issue maturing in the calendar month closest to the Maturity Date of the applicable Note, as published in the Wall Street Journal on the Interest Rate Determination Date.

         "UCC" shall mean the Florida Uniform Commercial Code, as amended.

         SECTION 1.02 ACCOUNTING TERMS; TESTING OF FINANCIAL RATIOS. All accounting terms used herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP. In the event of ambiguities in GAAP, the more conservative principle or interpretation shall be used. All financial ratios and covenants contained herein shall be tested quarterly, as at the end of each fiscal quarter of the Company, commencing with the fiscal quarter ending as at December 31, 1996. Compliance with such ratios and covenants shall be tested on a "rolling four (4) quarters" basis by calculating the average of each such ratio for the most recently ended fiscal quarter and the three (3) fiscal quarters immediately preceding the most recently ended fiscal quarter determined on an "as reported" basis.

         SECTION 1.03 SUBSIDIARY COMPLIANCE. Whenever the term Borrower is used throughout this Agreement, it shall also mean to include, if applicable in the context as so used, Subsidiaries such that the Borrower and each of the Subsidiaries shall perform, be in compliance with or otherwise discharge the applicable term or condition of this Agreement.



                                   ARTICLE TWO

                         AMOUNTS AND TERMS OF THE LOANS

         SECTION 2.01 (A) REVOLVING LOAN. The Bank agrees from time to time during the Revolving Period to lend to the Borrower on the terms and conditions set forth herein, upon the Borrower's request, up to the aggregate principal amount of $35,000,000.00. During the Revolving Period, the Borrower shall be entitled to receive the entire proceeds of the Revolving Loan in one or more Advances pursuant to Section 2.02 hereof, except as otherwise specifically set forth in this Agreement. Advances under the Revolving Loan shall be evidenced by the Revolving Note in the principal amount of $35,000,000.00, payable as provided in Section 2.08 hereof. After the expiration of the Revolving Period, the Borrower shall not be entitled to receive any Subsequent Advance. The Revolving Loan may revolve during the Revolving Period; accordingly, during the Revolving Period, the Borrower may borrow up to the maximum principal amount available under said Revolving Loan, repay all or any portion of such principal amount of said Revolving Loan, and reborrow up to such maximum principal amount, subject to the terms and conditions set forth herein.

         (B) TERM LOAN. The Bank agrees to extend to the Borrower the proceeds of the Term Loan upon the term and conditions set forth herein.

         SECTION 2.02 ADVANCES; INTEREST RATE SELECTION. (a) On the Initial Advance Date and upon satisfaction of the conditions precedent set forth in Article Five hereof, the Initial Advance with respect to the Revolving Loan and the proceeds of the Term Loan shall be disbursed by the Bank to or on behalf of the Borrower. If the Borrower shall fail to satisfy the conditions precedent set forth in Article Five hereof on the Initial Advance Date, the Bank's commitment to lend funds to or on behalf of the Borrower shall terminate. After the Initial Advance and upon continued satisfaction of the conditions precedent set forth in Article Five hereof, the Borrower shall be entitled to receive Subsequent Advances under the Revolving Loan.

         (b) When requested by the Borrower, the Bank shall, as soon as practical, provide Borrower with its determination of the then available Interest Rates offered by the Bank on the Loans for the requested Interest Periods (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) and the Borrower shall give the Bank five (5) Days prior notice (in writing or by telephone confirmed immediately thereafter in writing), or such other time as may be acceptable to the Bank (an "Interest Rate Selection Notice") which shall specify (i) the amount(s) of the Advance(s) on the Loan(s), and (ii) the Borrower's designation of the selected Interest Rate(s)/Interest Period(s) applicable to the Loans (which may be up to ten (10) separate Interest Rate(s)/Interest Period(s) with respect to either the Revolving Loan or the Term Loan). The Bank shall have no duty or obligation to verify or confirm the authority of the representative of the Borrower requesting any such Subsequent Advance as long as said person identifies himself as one of the persons noted on EXHIBIT "B" attached hereto.

         (c) By giving notice as set forth hereinabove, the Borrower shall have the option, subject to the other provisions of this Section 2.02, to specify whether the Interest Period applicable to a LIBOR Loan commencing on any such date shall be a period of 30, 60, 90 or 180 Days or such other period as may be agreed upon between the Borrower and the Bank; provided, that:

                  (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the Day on which the immediately preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a Day which is not a Banking Day, that Interest Period shall be extended to expire on the next succeeding Banking Day; provided, that if any such Interest Period would otherwise expire on a Day which is not a Banking Day but is a Day of the month after which no further Banking Day occurs in that month, that Interest Period shall expire on the next preceding Banking Day;

                  (iii) any Interest Period which begins on the last Banking Day of a calendar month (or on a Day for which there is no numerically corresponding Day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month;

                  (iv) (A) no Interest Period applicable to the Revolving Loan shall extend beyond, the last day of the Revolving Period, as it may exist from time to time and (B) no Interest Period applicable to the Term Loan shall extend beyond the Maturity Date as it may exist from time to time.

                  (v) if the Borrower fails to timely provide the Bank with an Interest Rate Selection Notice, the Borrower shall be deemed to have selected the same Interest Period as was previously in effect for such Advance.

         (d) Any Advance for which the Treasury Rate has been selected shall have an Interest Period that expires on the then scheduled maturity of such Loan.

         (e) Requests by the Borrower for any Subsequent Advance under the Revolving Loan on any date shall be in the minimum principal amount of $10,000.00 or such lesser amount as may be acceptable to the Bank. The Bank shall make each Subsequent Advance hereunder on the date proposed by the Borrower therefor (which may be the same Banking Day if such request is made by the Borrower and is received by the Bank prior to 1:00 p.m. Orlando time), otherwise no earlier than the following Banking Day) by crediting the amount of each Subsequent Advance requested by the Borrower to the general deposit account of the Borrower maintained with the Bank or any other subsidiary bank of SunTrust Banks, Inc.

         SECTION 2.03 INTEREST ON THE NOTES. The Loans shall be evidenced by the Notes and shall be due and payable in accordance with and as required by Section
2.08. The Borrower shall not be liable under the Notes except with respect to funds actually advanced to the Borrower by the Bank pursuant to the terms hereof. The Notes shall bear interest from the date thereof on the unpaid principal balance thereof from time to time outstanding at the Interest Rate(s) applicable to any Loan. From and after the Due Date, interest shall accrue on the unpaid principal balance of the Loans and on all accrued but unpaid interest thereon, or on any defaulted payment, from the Due Date at the Default Rate. Such interest shall continue to accrue until the date of payment in full of all principal and accrued but unpaid interest of such defaulted payment, if applicable.

         SECTION 2.04 RESTRICTION ON PREPAYMENT. (a) Treasury Loans. The Borrower may not prepay all or any part of the principal amount of a Treasury Loan outstanding except on the last Banking Day of the Interest Period applicable to a particular Advance. In the event that a Treasury Loan is prepaid other than in accordance with the terms hereof, the Borrower agrees to pay upon demand such amounts as the Bank determines in its good faith judgment to be required to compensate it for any loss (including the loss of anticipated profits) direct or indirect costs incurred by reason of the liquidation of deposits or investments or the redeployment of deposits, investments or funds acquired by the Bank to fund any such Treasury Loan being prepaid. A certificate of the Bank claiming compensation under this section delivered to the Borrower and setting forth the amount to be paid to it and its calculations in support hereof in reasonable detail shall be, in the absence of manifest error, final, conclusive and binding.

                  (b) Prime Loans and LIBOR Loans. The Borrower may prepay all or any portion of the outstanding principal balance of a Prime Loan or LIBOR Loan without penalty as provided in this Section 2.04.

Each prepayment other than full payment shall be made prior to 2:00 P.M. (Orlando time) on the date of the prepayment, and shall be made on a Banking Day in immediately available funds. All prepayments of a Loan shall be applied as follows: (i) first to any outstanding costs or fees of the Bank and relating to its administration of the Loans or exercising its rights hereunder, (ii) next to the payment of accrued but unpaid interest, and (iii) finally to the principal then due on the Loans.

         SECTION 2.05 CALCULATION OF INTEREST. Any interest due on the Loans or any other Obligations shall be calculated on the basis of a year containing 365 days. The interest due on any date for payment of interest hereunder shall be that interest to the extent accrued as of midnight on the last Day immediately prior to that interest payment date. Notwithstanding anything herein or in any Loan Document to the contrary, the sum of all interest and all other amounts deemed interest under Florida or other applicable law which may collected by the Bank hereunder shall not exceed the maximum lawful interest rate permitted by such law from time to time. The Bank and the Borrower intend and agree that under no circumstance shall the Borrower be required to pay interest on the Loans or on any other Obligations at a rate in excess of the maximum interest rate permitted by applicable law from time to time, and in the event any such interest is received or charged by the Bank in excess of that rate, the Borrower shall be entitled to an immediate refund of any such excess interest by a credit to and payment toward the unpaid balance of the Loans (such credit to be considered to have been made at the time of the payment of the excess interest) with any excess interest not so credited to be immediately paid to the Borrower by the Bank.

         SECTION 2.06 PLACE OF PAYMENT. All payments by the Borrower under the Loan Documents shall be made to the Bank at its office located at 200 South Orange Avenue, Orlando, Florida, in lawful money of the United States of America and in immediately available funds.

         SECTION 2.07 SET-OFF. The Borrower hereby grants to the Bank a lien on, and a security interest in, the deposit balances, accounts, items, certificates of deposit and monies of the Borrower in the possession of or on deposit with the Bank or any of its affiliates to secure, and as collateral for, the payment and performance of the Obligations. Upon Default, the Bank may at any time and from time to time, without demand or notice, appropriate and set-off against and apply the same to the Obligations when and as due and payable.

         SECTION 2.08 PAYMENT OF NOTES. (a) Revolving Note. The Borrower shall pay the Revolving Note together with interest at the applicable Interest Rate as follows:

                           (i) Interest shall be payable on the last day of each
and every quarter during the Revolving Period commencing on the last day of the first quarter following the date of the Initial Advance.

                           (ii) The entire unpaid principal balance together
with accrued interest shall be due and payable in full on the last day of the Revolving Period.

                  (b) Term Note. The Borrower shall pay the Term Note together with interest at the applicable Interest Rate as follows:

                           (i) Interest shall be payable monthly on the last Day
of each calendar month, until the Maturity Date.

                           (ii) The outstanding principal balance of the Term
Loan shall be payable in equal quarterly installments of $258,333.34, commencing March 31, 1997 and continuing on the same Day of each and every succeeding quarter until the Maturity Date, whereupon the entire remaining outstanding principal balance, together with all accrued but unpaid interest, shall be due and payable in full.

         SECTION 2.09 APPLICATION OF PAYMENTS. All payments (other than prepayments as set forth in Section 2.04) made on the Notes shall be applied first to interest accrued to the date of payment and next to the unpaid principal balance; provided, however, in the event an Event of Default occurs, payments shall be applied first to any costs or expenses, including attorneys fees, that the Bank may incur in exercising its rights under the Loan Documents, as the Bank may determine.

                                  ARTICLE THREE

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank that:

         SECTION 3.01 ORGANIZATION; CORPORATE POWERS; ETC. (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority, corporate and otherwise, to own its respective properties and assets and to carry on its respective businesses as now conducted and proposed to be conducted, (iii) is duly qualified to do business and are in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (iv) has the corporate power and authority to execute and deliver, and to perform its respective obligations under this Agreement, the Notes, the Pledge Agreement and the other Loan Documents.

         (b) Each Subsidiary of the Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the United States of America or the jurisdiction in which formed, (ii) has all requisite power and authority, corporate and otherwise, to own its respective properties and assets and to carry on its respective businesses as now conducted and proposed to be conducted, (iii) is duly qualified to do business and are in good standing in every jurisdiction in which the character of its properties or assets owned or the nature of its activities conducted makes such qualification necessary including the State of Florida, and (iv) has the corporate power and authority to execute and deliver, and to perform its respective obligations under the Loan Documents to which it is a party.

         SECTION 3.02 AUTHORIZATION OF LOANS; ETC. The execution, delivery and performance of the Loan Documents by the Borrower (a) have been duly authorized by all requisite action, corporate or otherwise, (no shareholder action being required pursuant to applicable law) and (b) will not (i) violate (A) any provision of law, any governmental rule or regulation, any order of any court or other agency of government or the Articles of Incorporation or by-laws of the Borrower or (B) any provision of any indenture, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its properties or assets are bound, (ii) be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower other than as permitted by the terms hereof.

         SECTION 3.03 CONFLICTING AGREEMENTS AND OTHER MATTERS. The Borrower is not a party to any contract or agreement or subject to any charter, corporate, or other restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Notes, the Pledge Agreement or the other Loan Documents, nor fulfillment of nor compliance with the terms and provisions hereof or the other Loan Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any lien upon any of the properties or assets of the Borrower pursuant to, the charter or by-laws of the Borrower, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Borrower is subject. The Borrower is not a party to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of the Borrower, any agreement relating thereto or any other contract or agreement (including in the case of a non-natural person, its charter) which restricts or otherwise limits the incurring of the debt to be evidenced by the Notes.

         SECTION 3.04 FINANCIAL STATEMENTS. The Borrower has furnished the Bank with the following financial statements, certified to be correct by a principal financial officer of the Borrower: (i) audited balance sheets of the Borrower as at December 31, 1994 and 1995, and (ii) audited profit and loss and surplus statement of the Borrower for the fiscal years ended on such dates, all prepared by Coopers & Lybrand and (iii) the call reports of each Subsidiary bank (signed and certified to the Bank by an authorized officer of each Subsidiary and (iv) the 10-Q reports and 10-K reports of the Borrower and any related reports on Form 8-K for a period from December 31, 1992 through the date hereof. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and have been prepared in accordance with GAAP and show all liabilities, direct and contingent, required to be shown in accordance with such principles of the various entities and individuals to which they relate. The balance sheets fairly present the financial condition of the various entities and individuals to which they relate as at the dates thereof, and the profit and loss and surplus statements fairly present the results of the operations of the various entities and individuals to which they relate for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Borrower taken as a whole since the date of the latest financial statement referred to above.

         SECTION 3.05 CHANGES IN FINANCIAL CONDITIONS; ADVERSE DEVELOPMENTS. From the date of the latest annual financial statements referenced in Section
3.04 hereof, to the date of this Agreement, there has been, and to the date of the Initial Advance and each Subsequent Advance there will be, no change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of the Borrower from that set forth or reflected in the latest fiscal year-end balance sheets referred to in Section 3.04, other than changes in the ordinary course of business, including acquisitions, none of which have been, either in any case or in the aggregate, materially adverse.

         SECTION 3.06 TAX RETURNS AND PAYMENTS. All federal, state and local tax returns and reports of the Borrower required to be filed have been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of their respective properties, assets, incomes or franchises, which are due and payable in accordance with such returns and reports, have been paid, other than those presently (a) payable without penalty or interest, or (b) contested in good faith and by appropriate and lawful proceedings prosecuted diligently. The aggregate amount of the taxes, assessments, charges and levies so contested is not material to the condition (financial or otherwise) and operations of the Borrower, as applicable. The charges, accruals, and reserves on the books of the Borrower in respect of federal, state and local taxes for all fiscal periods to date are adequate and the Borrower knows of any other unpaid assessment for additional federal, state or local taxes for any such fiscal period or of any basis therefor. The Borrower has and will establish all necessary reserves and make all payments required of them to be set aside or made in regard to all F.I.C.A., withholding, sales or excise, and all other similar federal, state and local taxes.

         SECTION 3.07  AGREEMENTS.

         (a) The Borrower is not a party to any agreement, indenture, lease or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation materially and adversely affecting its respective business, properties, assets, operations or condition (financial or otherwise). There are no material unrealized losses with respect to any such agreement, indenture, lease or instrument.

         (b) The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         (c) The Borrower enjoys peaceful and undisturbed possession in all material respects under all leases as to which they are a lessee and all such leases are valid and subsisting and in full force and effect.

         SECTION 3.08 TITLE TO PROPERTIES AND ASSETS; LIENS; ETC. The Borrower has good and marketable title to its respective real properties other than properties which it leases and good title to all of its other properties and assets, including the properties and assets reflected in the latest balance sheet described in Section 3.04 hereinabove (other than properties and assets disposed of in the ordinary course of business); provided, however, the Borrower hereby advises and the Bank hereby acknowledges that, the Federal Home Loan Bank has been granted a security interest in certain residential real estate loans of the Borrower as collateral for borrowings made by the Borrower from the Federal Home Loan Bank. Borrower enjoys peaceful and undisturbed possession of all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets.

         SECTION 3.09 SECURITIES ACTS. Neither the Borrower nor any agent acting on its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

         SECTION 3.10 REGULATION G; ETC. Neither the Borrower nor any agent acting on the behalf of any of them has taken or will take any action which might cause this Agreement or the Notes to violate

Regulation G, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         SECTION 3.11 LITIGATION; ETC. There are no actions, proceedings or investigations, however described or denominated, pending or, to the knowledge of the Borrower, threatened, against the Borrower, or affecting the Borrower (or any basis therefor known to the Borrower) which, either in any case or in the aggregate, might result in any material adverse change in the financial condition, business, prospects, affairs or operations of the Borrower in any of its properties or assets, or in any material impairment of the right or ability of the Borrower to carry on its respective operations as now conducted or proposed to be conducted, or in any material liability on the part of the Borrower, or which questions the validity of this Agreement, the Notes, the Pledge Agreement or any of the other Loan Documents or of any action taken or to be taken in connection with the transactions contemplated hereby or thereby.

         SECTION 3.12 REGULATION U. The Borrower is not engaged principally in, nor has it as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any Margin Securities. No part of the proceeds of the Loans hereunder will be used to carry on any margin security transactions within the meaning of said Regulation.

         SECTION 3.13 PATENTS; TRADEMARKS; FRANCHISES; ETC. The Borrower owns or has the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises and licenses, and all rights with respect thereto, necessary for the conduct of its business as now conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. Each such asset or agreement is in full force and effect, and the holder thereof has fulfilled and performed all of its obligations with respect thereto. No event has occurred or exists which permits, or after notice or lapse of time or both would permit, revocation or termination, or which materially adversely affects or in the future may (so far as the Borrower now foresees) materially adversely affect, the rights of such holder thereof with respect thereto. No other license or franchise is known by the Borrower to be necessary to the operations of the business of the Borrower as now conducted or proposed to be conducted.

         SECTION 3.14 GOVERNMENTAL CONSENT. Neither the nature of the Borrower nor any relationship between any other Person, nor any circumstance in connection with the Loans or the issuance and delivery of the Notes is such as to require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body (other than routine filings after the date of any closing with the Securities and Exchange Commission and/or State Blue Sky authorities) in connection with the execution and delivery of this Agreement, the Loans or the issuance and delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

         SECTION 3.15 HOLDING COMPANY STATUS. The Borrower is not a holding company, or a subsidiary or affiliate of a holding company, or a public utility, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or a public utility within the meaning of the Federal Power Act, as amended.

         SECTION 3.16 INVESTMENT COMPANY STATUS. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

         SECTION 3.17 OUTSTANDING DEBT. On the date of the Initial Advance, the Borrower does not have any outstanding funded Liabilities or current Liabilities, except as reflected in the latest year end financial statements of the Borrower referred to in Section 3.04 hereof and changes thereto resulting from the ordinary course of business. There exists no default and, after giving effect to the transactions contemplated in this Agreement, there will exist no default under the provisions of any instrument evidencing such Liabilities or of any agreement relating thereto.

         SECTION 3.18 CONSENTS AND APPROVALS. No authorization, license, consent, approval, or undertaking is required under any applicable law in connection with the execution, delivery and performance by the Borrower of this Agreement, the Notes, the Pledge Agreement or any of the other Loan Documents.

         SECTION 3.19 PLACES OF BUSINESS. The Places of Business set forth in EXHIBIT "A" attached hereto are true and correct and set forth, whenever applicable, whether said Place of Business is owned or leased by the Borrower and, if leased, the name and address of the lessor.

         SECTION 3.20 PRIORITY OF SECURITY INTEREST. The pledge of and security interest in the Collateral is a first priority security interest and there will be no other security interests or other encumbrances upon the Collateral during the term of the Loans.

         SECTION 3.21 SUBSIDIARIES. As of the date of this Agreement, the Borrower's Subsidiaries are identified on the attached EXHIBIT "C".


                                  ARTICLE FOUR

                            COVENANTS OF THE BORROWER

         SECTION 4.01 AFFIRMATIVE COVENANTS. The Borrower covenants, for so long as any of the principal amount of or interest on the Notes is outstanding and unpaid or any duty or obligation of the Borrower or the Bank hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

                  ACCOUNTING: FINANCIAL STATEMENTS; ETC. The Borrower will deliver or cause to be delivered to the Bank copies of each of the following:

                  (i) as soon as practicable and in any event within forty-five
(45) days after the end of each quarterly period during the term of this Agreement, internally generated financial statements of the Borrower for the period from the beginning of the current fiscal year to the end of such quarter, in reasonable detail and certified by the Chief Financial Officer of the Borrower;

                  (ii) as soon as practicable and in any event within ninety
(90) days after the end of each fiscal year, audited profit and loss statement, reconciliation of surplus statement, and source and application of funds statement of the Borrower for such year, and an audited balance sheet of the Borrower as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in form and scope acceptable to the Bank, reviewed by a certified public accountant acceptable to the Bank, all in reasonable detail and certified to the Bank by the Chief Financial Officer of the Borrower;

                  (iii) promptly upon the preparation thereof, copies of all quarterly call reports submitted by the Subsidiaries to all appropriate federal and/or state regulatory agencies;

                  (iv) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices, and reports as the Borrower shall send to all stockholders and of all registration statements (with exhibits) and all reports which the Borrower is or may be required to file with the Securities and Exchange Commission or any governmental body or agency succeeding to the functions of such Commission;

                  (v) promptly upon receipt thereof, a copy of each other report submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any Subsidiary; and

                  (vi) such other information as from time to time may be reasonably required from time to time by the Bank.

                  INSPECTION. The Borrower and the Subsidiaries will permit the Bank to visit and inspect any of their properties and places of business, including their books and records (and to make extracts therefrom to the extent reasonably related to credit-worthiness), and to discuss their affairs, finances and accounts with their officers and employees as the case may be, all at such reasonable times and as often as may reasonably be requested.

                  MAINTENANCE OF CORPORATE EXISTENCE; COMPLIANCE WITH LAWS. The Borrower shall at all times preserve and maintain in full force and effect its respective existence, powers, rights, licenses, permits and franchises in the jurisdiction of its incorporation; continue to conduct and operate its businesses substantially as conducted and operated during the present and preceding fiscal year; operate in substantial compliance with all applicable laws, statutes, regulations, certificates of authority and orders in respect of the conduct of its business; and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is necessary or appropriate in view of their business and operations.

                  NOTICE OF DEFAULT. The Borrower shall immediately notify the Bank in writing upon the happening, occurrence or existence of any Event of Default or Default and shall provide the Bank with such written notice, a detailed statement by a responsible officer of the Borrower of all relevant facts and the action being taken or proposed to be taken by the Borrower with respect thereto.

                  MAINTENANCE OF PROPERTIES. The Borrower shall maintain or cause to be maintained in good repair, working order and condition all properties used in its business including, but not limited to, any real property and all improvements located thereon, and from time to time will make or cause to be made all appropriate repairs, renewals, improvements and replacements thereof so that the businesses carried on in connection therewith may be properly conducted at all times. The Borrower will not do or permit any act or thing which might materially impair the value or commit or permit any material waste of its properties or any part thereof, or permit any unlawful occupation, business or trade to be conducted on or from any of its properties. To the extent the Borrower leases any of Places of Business, it shall maintain and keep current at all times all leases for said Places of Business.

                  NOTICE OF SUIT; PROCEEDINGS; ADVERSE CHANGE. The Borrower shall promptly give the Bank notice in writing (a) of all threatened or actual actions or suits (at law or in equity) and of all threatened or actual investigations or proceedings by or before any court, arbitrator or any governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, affecting the Borrower or its rights or properties, (i) which involves potential liability in an amount in excess of $2,500,000.00 or (ii) which the Borrower believes in good faith is likely to materially and adversely affect the financial condition of the Borrower or to impair the right or ability of the Borrower to carry on its businesses as now conducted or to pay the Obligations or perform the duties under the Loan Documents; (b) of any material adverse change in the condition (financial or otherwise) of the Borrower or any of the Subsidiaries; (c) of any seizure or levy upon any material part of their properties under any process or by a receiver and (d) of any memorandum or understanding, cease and desist order or similar action taken by any state or federal regulatory body against the Borrower of any or its Subsidiaries.

                  INSURANCE. The Borrower shall timely procure and maintain and comply with such insurance and policies of insurance (including without limitation public liability, property damage and casualty business interruption) as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by parties similarly situated, and to furnish to the Bank upon its request evidence of said insurance and further providing for 30 Days notice to the Bank prior to any material amendment, expiration or cancellation thereof.

                  DEBTS AND TAXES AND LIABILITIES. The Borrower shall pay and discharge (i) all of its respective indebtedness and obligations in accordance with their terms and before they shall become in default, (ii) all taxes, assessments and governmental charges or levies imposed upon any of them or upon their income and profits or against its properties, prior to the date on which penalties attach thereto, and (iii) all lawful claims which, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower shall not be required to pay any such indebtedness, obligation, tax, assessment, charge, levy or claim which is being contested in good faith by appropriate and lawful proceedings diligently prosecuted and for which adequate reserves (with respect to any material claims) have been set aside on its books. The Borrower shall also set aside and/or pay as and when due all monies required to be set aside and/or paid by any federal, state or local statute or agency in regard to F.I.C.A., withholding, sales or excise or other similar taxes.

                  NOTIFICATION OF CHANGE OF NAME OR BUSINESS LOCATION. The Borrower shall notify the Bank of each change in the name of the Borrower and of each change of the location of any place of business and the office where the records of the Borrower are kept, and, in such case, shall execute such documents as the Bank may reasonably request to reflect said change of name or change of location, as the case may be; provided, however, the Principal Place of Business of the Borrower and the office where the records of the Borrower are kept may not be kept out of or removed from Montgomery County, Alabama without the prior written consent of the Bank.

                  FURTHER ASSURANCES; ADDITIONAL COLLATERAL DOCUMENTS. The Borrower will, at its expense, take all such other action as the Bank may from time to time reasonably request for the purpose of further assuring to the Bank the security for the Obligations provided for, or intended to be provided for, in this Agreement and the other Loan Documents and to confirm the Obligations.

                  FINANCIAL COVENANTS. As at the end of each of the Borrower's fiscal quarters, commencing with the fiscal quarter ending December 31, 1996, the Borrower shall comply with the following financial covenants:

                  (i) The Borrower shall maintain a Primary Capital to Total Assets Ratio of at least 6.50%, or shall maintain total risk-based capital of at least 10.0%; and

                  (ii) The Borrower shall maintain a Return on Assets Ratio of at least 0.95%; and

                  (iii) The Borrower shall maintain a Nonperforming Assets to Net Loans Ratio of less than 1.50%.

         Compliance with each of the financial covenants contained in this
Section 4.1(n) shall be calculated in the manner set forth in Section 1.02 of this Agreement.

                  USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used for the repurchase of the Borrower's outstanding equity stock, future asset acquisitions, or for any other lawful business purpose.

         SECTION 4.02 NEGATIVE COVENANTS. The Borrower covenants, for so long as any of the principal amount of or interest on the Notes is outstanding and unpaid or any duty or obligation of the Borrower or the Bank hereunder or under any of the other Obligations remains unpaid or unperformed, as follows:

                  SALE OF ASSETS. The Borrower will not sell, lease, assign, transfer, convey or otherwise dispose of its assets or properties, tangible or intangible, without prior written notice to the Bank other than the sale of mortgages in the usual course of business or for the sale of investments classified as available for sale or trading, or permit any of its Subsidiaries to do the same; provided, however, in the event the Borrower or any of its Subsidiaries propose to sell certain real estate equities which it or they now or at any time during the term hereof own or acquire in connection with conducting its or their respective business operations, the Bank shall not unreasonably withhold approval with respect to the sale of any such real estate equities, such prior notice shall not be required for assets having a book value of less than $5,000,000 per transaction.

                  ACQUISITION OR MERGERS. During the term of this Agreement, the Borrower shall notify the Bank in writing of any Borrower acquisition, merger or consolidation with any other Person, provided however, the Borrower shall not, without the Bank's prior written consent, which consent shall not be unreasonably withheld, become a party to a merger or consolidation with any other Person in which the Borrower is not the surviving entity.

                  FISCAL YEAR. The Borrower will not change its fiscal year ending December 31 without reasonable notice to the Bank.

                  CHANGES IN BUSINESS. The primary business of the Borrower will not change from that conducted by it on the date of this Agreement without the consent of the Bank.

                  OTHER AGREEMENTS. Borrower will not enter into any arrangements, contractual or otherwise, which would materially and adversely affect its duties or the rights of the Bank under the Loan Documents, or which is inconsistent with or limits or abrogates the Loan Documents.

                  ADDITIONAL INDEBTEDNESS. The Borrower shall not create or assume any liability for money borrowed or the equivalent in excess of the aggregate amount of $20,000,000.00 during the term of this Agreement, except for real estate assets pledged to the Federal Home Loan Bank Board of Atlanta in the usual course of business, the indebtedness permitted by this Agreement, indebtedness that is subordinated to the Obligations, indebtedness that results from the sale of commercial paper or similar short term borrowings that arise in the normal and ordinary course of business or indebtedness relating to any bank note or deposit note program of any bank Subsidiary.


                                  ARTICLE FIVE

                              CONDITIONS OF LENDING

         The obligation of the Bank to lend hereunder and advance any monies under the Notes and to make any Advance under Section 2.02 of this Agreement from time to time are subject to the following conditions precedent:

         SECTION 5.01 REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Loan Documents are true and correct on and as of the date hereof, and on the date of each Advance hereunder.

         SECTION 5.02 NO DEFAULT. On the date hereof and on the date of each Advance, the Borrower and each Subsidiary shall be in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and no Event of Default or Default, shall have occurred and be continuing at such time.

         SECTION 5.03 LOAN DOCUMENTS. The Borrower shall have delivered or caused to be delivered to the Bank all the Loan Documents, in form and substance satisfactory to the Bank, as the Bank may request and all of the Loan Documents are in full force and effect.

         SECTION 5.04 SUPPORTING DOCUMENTS. On or prior to the date hereof, the Bank shall have received the following supporting documents, all of which shall be satisfactory in form and substance to the Bank:

         (a) a certificate or certificates, dated as of the date hereof, of (i) the Secretary or any Assistant Secretary of the Borrower certifying (A) that attached thereto is a true and correct copy of certain resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of the Loan Documents and the performance of the obligations of the Borrower and the borrowings thereunder, which resolutions have not been altered or amended in any respect, and remain in full force and effect at all times since their adoption; (B) that attached thereto is a true and correct copy of the Certificate of Incorporation of the Borrower, and that such Certificate of Incorporation has not been altered or amended, and no other charter documents have been filed, since the date of the filing of the last amendment thereto or other charter document as indicated on the certificate of the Secretary of State of the State of Delaware or other appropriate public official in any other state of incorporation attached thereto; (C) that attached thereto is a true and correct copy of the Bylaws of the Borrower and that such Bylaws are in full force and effect and no amendment thereto is pending which would in any way affect the ability of the Borrower to enter into and perform the Obligations contemplated hereby; and (D) the incumbency and signatures of the officers of the Borrower signing the Loan Documents and any report, certificate, letter or other instrument or document furnished by the Borrower in connection therewith, and (ii) another authorized officer of the Borrower certifying the incumbency and signature of the Secretary or Assistant Secretary of the Borrower; and

         (b) a certificate or certificates of Delaware Secretary of State or other appropriate public official in any other state of incorporation, dated as of a recent date, as to the good standing of the Borrower.

         SECTION 5.05 LOANS PERMITTED BY APPLICABLE LAWS. The Loans from the Bank to the Borrower on the terms and conditions herein provided (including the use of the proceeds of the Loans by the Borrower) shall not violate any applicable law or governmental regulation (including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System) and shall not subject the Bank to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Bank shall have received such certificates or other evidence as it may request to establish compliance with this condition.

         SECTION 5.06 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to the Bank, and the Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.


                                   ARTICLE SIX

                                EVENTS OF DEFAULT

         SECTION 6.01 EVENTS OF DEFAULT. The following each and all are Events of Default hereunder:

                  MONETARY DEFAULT. If the Borrower shall default in any payment of the principal of or interest on the Loans when and as the same shall become due and payable, whether on demand, at maturity, by acceleration or otherwise and such default shall not be cured within fifteen (15) Days following written notice thereof from the Bank to the Borrower; or

                  NON-MONETARY DEFAULT. If the Borrower or any Subsidiary shall default in the performance of or compliance with any term or covenant contained in one or more of the Loan Documents other than a term or covenant a default in the performance of which or noncompliance with which is elsewhere specifically dealt with under this Article Six and such default shall not be cured within thirty (30) Days following written notice thereof from the Bank to the Borrower; or

                  THIRD PARTY DEFAULT. If the Borrower shall default in the performance of any material agreement with any Person other than the Bank and such default shall not be cured within thirty (30) Days following written notice thereof from the Bank to the Borrower; or

                  FALSE REPRESENTATION. If any representation or warranty made in writing by or on behalf of the Borrower or any Subsidiary or in any other Loan Document shall prove to have been false or incorrect in any material respect on the date as of which made or reaffirmed; or

                  BANKRUPTCY OR INSOLVENCY. If the Borrower or any Subsidiary shall admit in writing its inability, or be generally unable, to pay its debts as they become due or shall make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for the Borrower or any Subsidiary or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against the Borrower or any Subsidiary, in which an order for relief is entered or which remains undismissed for a period of thirty (30) days or more, or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application, or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for the Borrower or any Subsidiary or any substantial part of any of its properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) Days or more; or

                  DISSOLUTION. If any order, judgment, or decree is entered in any proceedings against the Borrower or any Subsidiary decreeing the dissolution of the Borrower or any Subsidiary and such order, judgment, or decree remains unstayed and in effect for more than thirty (30) Days; or

                  FRAUDULENT CONVEYANCE. If the Borrower or any Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its properties, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its properties which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have made any transfer of its properties to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its properties through legal proceedings or distraint which is not vacated within thirty (30) days from the date thereof; or

                  PLEDGE AGREEMENT. If the Borrower shall (i) fail to fulfill or comply in any material respect with the Pledge Agreement or (ii) default under the Pledge Agreement and such default shall not be cured within thirty (30) Days following written notice thereof from the Bank to the Borrower; or

                  AFFILIATE OR SUBSIDIARY DEFAULT. If the Borrower, any Affiliate or any Subsidiary shall default under any other material agreement or obligation between the Borrower, any Affiliate or any Subsidiary and the Bank and such default shall not be cured within thirty (30) Days following written notice thereof from the Bank to the Borrower.

                                  ARTICLE SEVEN

                               RIGHTS UPON DEFAULT

         Upon the occurrence and its continuing of any Event of Default, the Bank shall have and may exercise any or all of the rights set forth herein; provided, however, the Bank shall be under no duty or obligation to do so:

         SECTION 7.01 ACCELERATION. To declare the indebtedness evidenced by the Notes and all other Obligations to be forthwith due and payable, whereupon the Notes and all other Obligations shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice or grace period of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes or in such other Obligations to the contrary notwithstanding and, upon such acceleration, the unpaid principal balance and accrued interest upon the Notes shall from and after such date of acceleration bear interest at the Default Rate.

         SECTION 7.02 RIGHT OF SETOFF. To exercise its right of setoff as permitted under Section 2.07.

         SECTION 7.03 OTHER RIGHTS. To exercise such other rights as may be permitted under any of the Loan Documents or applicable law.

         SECTION 7.04 UNIFORM COMMERCIAL CODE. To exercise from time to time any and all rights and remedies of a secured creditor under the UCC as in effect from time to time in the State of Florida and any and all rights and remedies available to it under any other applicable law.


                                  ARTICLE EIGHT

                                  MISCELLANEOUS

         SECTION 8.01 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder, or under the Notes or the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies herein and therein provided are cumulative and not exclusive of any remedies provided by law or in equity.

         SECTION 8.02 AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, the Notes or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 8.03 ADDRESSES FOR NOTICES; ETC. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopy, telex or telegraphic communications) and shall be sufficient if mailed, telecopied, telexed or telegraphed or delivered to the applicable party at the address indicated below:

If to the Borrower:  The Colonial BancGroup, Inc.
                     250 Commerce Street, 2nd Floor
                     Montgomery, Alabama 36104
                     Attention: Mr. W. Flake Oakley,
                     Chief Financial Officer,
                     Secretary and Treasurer

                     (334) 240-6035 telephone
                     (334) 240-6019 telecopy

If to the Bank:      SunTrust Bank, Central Florida, National Association
                     200 South Orange Avenue
                     Orlando, Florida 32801
                     Attention: Mr. Michael D. Reynolds, Vice President
                     Mail Code 0-2068
                     (407) 237-4296 telephone
                     (407) 237-1735 telecopy

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to the delivery with the terms of this Section. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands and other communications shall, when mailed, telecopied, telexed or telegraphed, be effective when deposited in the mails (postage paid), telecopied with an affirmative confirmation of transmission, sent over a telex owned or operated by a party hereto with an answerback response set forth on the sender's copy of the document or delivered to the Borrower addressed as aforesaid or delivered to the other party and at the address set forth above.

         SECTION 8.04 APPLICABLE LAW. This Agreement, and each of the Loan Documents and transactions contemplated herein (unless specifically stipulated to the contrary in such document) shall be governed by and interpreted in accordance with the laws of the State of Florida.

         SECTION 8.05 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents and be true and correct during the term of the Loans.

         SECTION 8.06 TIME OF THE ESSENCE. Time is of the essence of this Agreement, the Notes and the other Loan Documents.

         SECTION 8.07 HEADINGS. The headings in this Agreement are intended to be for convenience of reference only, and shall not define or limit the scope, extent or intent or otherwise affect the meaning of any portion hereof.

         SECTION 8.08 SEVERABILITY. In case any one or more of the provisions contained in this Agreement, the Notes or the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not affect any other provision of this Agreement, the Notes or the other Loan Documents, but this Agreement, the Notes and the other Loan Documents shall be construed as if such invalid or illegal or unenforceable provision had never been contained therein. Provided, however, in the event said matter would adversely affect the rights of the Bank under any or all of the Loan Documents, the same shall be an Event of Default.

         SECTION 8.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         SECTION 8.10 CONFLICT. In the event any conflict arises between the terms of this Agreement and the terms of any other Loan Document, the Bank shall have the option of selecting which conditions shall govern the loan relationship evidenced by this Agreement and, if the Bank does not so indicate, the terms of this Agreement shall govern in all instances of such conflict.

         SECTION 8.11 TERM. The term of this Agreement shall be for such period of time until the Loans and the Notes have been repaid in full, and all of the other Obligations have been paid to the Bank in full.

         SECTION 8.12 EXPENSES. The Borrower agrees to save the Bank harmless against liability for the payment of, all out-of-pocket expenses arising in connection with this transaction, all taxes, together in each case with interest and penalties, if any, which may be payable in respect of the execution, delivery and performance of this Agreement or the execution, delivery, and performance of the Notes issued under or pursuant to this Agreement (excepting only any tax on or measured by net income of the Bank determined substantially in the same manner, other than the rate of tax, as net income is presently determined under the IRS Code), the reasonable legal fees and expenses (whether incurred at trial, in any bankruptcy or appellate proceeding or otherwise) of counsel to the Bank in connection with enforcement of this Agreement following an Event of Default, the Notes, the Security Agreement or any of the other Loan Documents. The obligations of the Borrower hereunder shall survive the payment of the Notes.

         SECTION 8.13 SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, however, this clause shall not by itself authorize any delegation of duties by the Borrower or any other assignment which may be prohibited by the terms and conditions of this Agreement.

         SECTION 8.14 NO THIRD PARTY BENEFICIARIES. The parties intend that this Agreement is solely for their benefit and no person not a party hereto shall have any rights or privileges under this Agreement whatsoever either as the third party beneficiary or otherwise.

         SECTION 8.15 VENUE. Venue for any proceeding hereunder shall be when the Borrower irrevocably and unconditionally (a) agrees that any suit, action, or other legal proceeding arising out of or relating to this Agreement may be brought, at the option of the Bank, in a court of record, of competent jurisdiction in the State of Florida in Orange County; (b) consents to the jurisdiction of each such court in any such suit, action, or proceeding; (c) waives any objection which it may have to the laying of venue of any suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on Borrower by mail, addressed and mailed as provided herein or in such other manner as may be provided under applicable laws or court rules in said State.

         SECTION 8.16 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT. FURTHER, THE BANK HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL HAS THE AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

         SECTION 8.17 ENTIRE AGREEMENT. Except as otherwise expressly provided, this Agreement and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed, sealed and delivered, as applicable, by their duly authorized officers on the day and year first above written.

                              BORROWER:


                              THE COLONIAL BANCGROUP, INC.,
                              a Delaware corporation


                              By:
                                 ------------------------------------------
                                   Robert E. Lowder, President


                                                (CORPORATE SEAL)


                              BANK:


                              SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL
                              ASSOCIATION F/K/A SUN BANK, NATIONAL
                              ASSOCIATION, a national banking association


                              By:
                                 ------------------------------------------
                                   Michael D. Reynolds, Vice President
STATE OF ALABAMA

COUNTY OF MONTGOMERY

         I HEREBY CERTIFY THAT on this ____ day of December, 1996, before me, an officer authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Robert E. Lowder, as President of THE COLONIAL BANCGROUP, INC., a Delaware corporation, to me known to be the person who executed the attached Loan Agreement, dated December ____, 1996, on behalf of THE COLONIAL BANCGROUP, INC., a Delaware corporation, and acknowledged before me that he executed the same.


                                  ---------------------------------------------
                                  Print Name:
                                             ----------------------------------
                                  Notary Public
                                  Serial Number
       (NOTARIAL SEAL)            My Commission Expires:



STATE OF ALABAMA

COUNTY OF MONTGOMERY

         I HEREBY CERTIFY THAT on this ____ day of December, 1996, before me, an officer authorized in the State aforesaid and in the County aforesaid to take acknowledgments, personally appeared Michael D. Reynolds, as Vice President of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, to me known to be the person who executed the attached Loan Agreement, dated December ____, 1996, on behalf of SUNTRUST BANK, CENTRAL FLORIDA, NATIONAL ASSOCIATION, and acknowledged before me that he executed the same.

                                  ---------------------------------------------
                                  Print Name:
                                             ----------------------------------
                                  Notary Public
                                  Serial Number
       (NOTARIAL SEAL)            My Commission Expires:

                                   EXHIBIT "A"



                           List of Places of Business


250 Commerce Street, 2nd Floor
Montgomery, Alabama 36104

One Commerce Street
Montgomery, Alabama 36104

                                   EXHIBIT "B"



                       List of Representatives of Borrower


         1.       W. Flake Oakley

         2.       Young J. Boozer, III

         3.       Sheila Moody

         4.       Wayne Lambert

         5.       Walter Hargrove

         or such other representatives as may be designated in writing by any of the above.

                                   EXHIBIT "C"



                              List of Subsidiaries


COLONIAL BANK

COLONIAL BANCGROUP BUILDING CORPORATION

COLONIAL BANK, AN ALABAMA BANKING ASSOCIATION

COLONIAL BANK, A FLORIDA BANKING ASSOCIATION

COLONIAL BANK, A GEORGIA BANKING ASSOCIATION

COLONIAL BANK, A TENNESSEE BANKING ASSOCIATION